                                                                    EXHIBIT 10.1

                             INFERENCE CORPORATION

                          EMPLOYEE STOCK PURCHASE PLAN


1.   DEFINITIONS.

     (a) "Base Pay" means a Qualified Employee's gross pay for a 40-hour week, excluding overtime payments, incentive compensation, bonuses, sales commission, relocation or attributed types of compensation, and other special payments, fees or allowances.

     (b) "Board" means the Board of Directors of the Company.

     (c) "Code" means the Internal Revenue Code of 1986, as amended and as it may hereafter be amended from time to time.

     (d) "Committee" has the meaning set forth in Section 13 hereof.

     (e) "Common Stock" means the Class A Common Stock of the Company, no par value per share.

     (f) "Company" means Inference Corporation, a California corporation, and its successors.

     (g) "Effective Date" means the effective date of this Plan as set forth in
Section 14 of this Plan.

     (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and as it may hereafter be amended from time to time.

     (i) "Exercise Date" has the meaning set forth in Section 4(a) hereof.

     (j) "Fair Market Value" means the closing price of the Common Stock on the NASDAQ National Market System as reported and published in the Western Edition of The Wall Street Journal, or if there is no trading of the Common Stock on the date in question, then the average of the high and low price of the Common Stock, as so reported and published, on the next preceding date on which there was trading in the Common Stock; provided, however, that the Committee, in determining such Fair Market Value, may utilize such other exchange, market or other factors affecting value of the Common Stock as it may deem appropriate.

     (k) "Grant Date" has the meaning set forth in Section 4(a) hereof.


                                Exhibit 10.1-1

     (l) "Offering Period" has the meaning set forth in Section 4(a) hereof.

     (m) "Option Price" has the meaning set forth in Section 5(b) hereof.

     (n) "Participant" means a Qualified Employee who elects to participate in this Plan during an Offering Period.

     (o) "Personal Representative" means the person or persons who, upon the death or Total Disability of a Participant, shall have acquired, on behalf of the Participant by legal proceeding or under the laws of descent and distribution or otherwise, the right to exercise the Participant's rights under, or to receive the benefits specified in, this Plan.

     (p) "Plan" means this Inference Corporation Employee Stock Purchase Plan, as it may be amended from time to time.

     (q) "Plan Year" means the calendar year; provided, however that the first Plan Year shall be a short year of 5 months commencing on August 1, 1996 and ending on December 31, 1996.

     (r) "Qualified Employee" means any employee of the Company or any Subsidiary who has completed 12 months of continuous service with the Company or a Subsidiary as of the Grant Date and who is customarily employed for more than 20 hours per week and more than five months in a calendar year. Notwithstanding the foregoing, the term "Qualified Employee" does not include any employee who, immediately after the option is granted, owns (within the meaning of Sections 423(b)(3) and 424(d) of the Code) stock representing 5% or more of the total combined voting power or value of all classes of stock of the Company or a Subsidiary.

     (s) "Retirement" means the voluntary termination of employment of a Participant who either (i) is at least 55 years of age and has completed at least ten (10) years of service with the Company or a Subsidiary, or (ii) is at least 65 years of age.

     (t) "Subsidiary" means any corporation or other entity, at least a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

     (u) "Total Disability" means the total and permanent physical or mental disability of a Participant, evidenced by an inability to engage in any substantial gainful activity, as determined by the Committee.

     All references herein to the masculine shall also be references to the feminine or neuter as appropriate.

     2. PURPOSE, SUMMARY. The purpose of this Plan is to assist Qualified Employees in acquiring a stock ownership interest in the Company pursuant to a plan which is


                                Exhibit 10.1-2
intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. Under this Plan, Participants are deemed to have been granted options to purchase shares of Common Stock. Participants may designate a certain amount of their Base Pay to be set aside during the Offering Period for the purpose of purchasing Common Stock. At the end of the Offering Period, the Participants are deemed to have exercised their options using the funds set aside for them and the Company issues share certificates to them. The plan is intended, among other things, to provide an additional incentive to Participants, through the ownership of Common Stock, to achieve business goals that would increase stock values and to remain in the employ of the Company or a Subsidiary.

     3. STOCK SUBJECT TO THIS PLAN. Subject to the provisions of Section 10 hereof (relating to adjustments upon changes in capitalization), the total number of shares available under this Plan is 500,000 shares of Common Stock. Such shares may be authorized but unissued shares.

     4.   GRANT OF OPTIONS.

          (a) IN GENERAL. Commencing August 1, 1996 and continuing while this Plan remains in force, the Company will offer on the first day of each quarter of a calendar year (and on August 1, 1996) options to purchase shares of Common Stock under this Plan to all Participants (each a "Grant Date"). The term of each option ("Offering Period") shall be 3 months (2 months for the third quarter of the 1996 calendar year), the last day of which shall be the last day of the calendar quarter in which such option was granted (each an "Exercise Date"). The number of shares subject to each option and deemed to be purchased by each Participant shall be the quotient, rounded down to the nearest whole number, of (i) the aggregate payroll deductions authorized by each Participant in accordance with Section 4(b) below made during the Offering Period, divided by (ii) the Option Price. The grant of options hereunder is subject to the approval of the Plan by the shareholders of the Company. If shareholder approval is not received by or before August 1, 1996, this Plan shall be deemed to be terminated and no options shall be granted hereunder.

          (b) ELECTION TO PARTICIPATE; PAYROLL DEDUCTION AUTHORIZATION. Except as provided in Section 4(d) below, a Qualified Employee may participate in this Plan only by means of payroll deductions. Each Qualified Employee who elects to participate in this Plan shall deliver to the Company, no later than the 15th day of the month next preceding a Grant Date (or July 15 for the third quarter of the 1996 calendar year, or the next business day following such date if such day is not a business day), a written payroll deduction authorization in a form approved by the Company pursuant to which he gives notice of his election to participate in this Plan as of the next following Grant Date, and whereby he designates a stated amount to be deducted from his Base Pay on each payday during the next Offering Period and credited to his account under this Plan ("Account"). The stated amount to be deducted from a Participant's Base Pay may not be less than $10.00 per pay period. The aggregate stated amount for any Offering Period may not exceed either of the following: (i) ten percent (10%) of the Participant's Base Pay during


                                Exhibit 10.1-3
the Offering Period; or (ii) an amount which will result in noncompliance with the $25,000 limitation stated in Section 4(c) below. Payroll deduction authorizations may not be changed during the Offering Period. In the event the number of shares of Common Stock subject to options during a Offering Period exceeds the number of shares then available under this Plan, the available shares shall be allocated among the Participants in proportion to the balance of their Accounts at the end of the Offering Period, and any amounts credited to their Accounts after giving effect to shares purchased that year shall be refunded to the Participants.

          (c) $25,000 LIMITATION. No Participant shall be deemed to have been granted options under this Plan which would permit his rights to purchase Common Stock under this Plan or any other employee stock purchase plan of the Company or any Subsidiary to accrue at a rate which exceeds $25,000 of Fair Market Value of Common Stock for any calendar year. For purposes of this subsection (c), the right to purchase Common Stock under an option accrues when the option (or any portion thereof) becomes exercisable, and the right to purchase Common Stock which has accrued during one Offering Period may not be carried over to any subsequent Offering Period.

          (d) LEAVES OF ABSENCE. During leaves of absence approved by the Company and meeting the requirements of Regulation Section 1.421-7(h)(2) under the Code, a Participant may continue participation in this Plan by making cash payments to the Company on the Company's normal paydays equal to the reduction in his payroll deduction attributable to his leave.

     5.   EXERCISE OF OPTIONS.

          (a) IN GENERAL. On each Exercise Date, each Participant automatically and without any act on his part will be deemed to have exercised his option to the extent that the balance then credited to his Account is sufficient to purchase whole shares of Common Stock at the Option Price. The Company shall promptly refund to the Participant any balance remaining in his Account, without interest thereon, after giving effect to the purchase of such whole shares.

          (b) "OPTION PRICE" DEFINED. The Option Price per share to be paid by each Participant upon exercise of his option shall be an amount equal to 85% of the Fair Market Value of Common Stock on the Grant Date or on the Exercise Date (or the date of the Participant's Retirement, death or Total Disability if any such event occurs), whichever amount is less.

          (c) DELIVERY OF SHARE CERTIFICATES. Subject to Section 5(d) below, the Company will deliver to each Participant a certificate issued in the Participant's name for the number of shares with respect to which his option was exercised. The Company will deliver the certificate as soon as practicable following the Exercise Date.


                                Exhibit 10.1-4

          (D) GOVERNMENT REGULATIONS. This Plan, the granting of options under this Plan and the issuance of Common Stock pursuant hereto are subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency which may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Without limiting the generality of the foregoing, no options may be granted under this Plan, and no shares may be issued by the Company, unless and until, in each such case, all legal requirements applicable to the grant or issuance have, in the opinion of counsel to the Company, been complied with. In connection with the issuance of Common Stock hereunder, the Participant shall, if requested by the Company, give assurances satisfactory to counsel to the Company in respect of such matters as the Company may deem desirable to assure compliance with all applicable legal requirements.

     6.   WITHDRAWAL FROM THIS PLAN.

          (a) IN GENERAL. Any Participant may completely withdraw from this Plan at any time. A Participant who desires to withdraw from this Plan must deliver to the Company a notice of withdrawal in a form approved by the Company. Promptly following the time when the notice of withdrawal is delivered, the Company will refund to the Participant the amount of the balance of his Account, without interest thereon, and the Participant's payroll deduction authorization, interest in this Plan and option under this Plan shall thereupon terminate.

          (b) ELIGIBILITY FOLLOWING WITHDRAWAL. A Participant who has withdrawn from this Plan shall again be eligible to participate in this Plan upon expiration of the Offering Period during which the Participant withdrew.

     7.   TERMINATION OF EMPLOYMENT.

          (a) TERMINATION OF EMPLOYMENT OTHER THAN BY RETIREMENT, DEATH OR TOTAL DISABILITY. If the employment of a Participant by the Company or a Subsidiary terminates during an Offering Period other than by reason of Retirement, death or Total Disability, his participation in this Plan automatically and without any act on his part shall terminate as of the date of the termination of the Participant's employment. The Company promptly will refund to the Participant the amount of the balance of his Account, without interest thereon, and thereupon his interest in and option under this Plan shall terminate. Nothing in this Plan shall prevent the Company or any Subsidiary from terminating any Participant's employment.

          (b) TERMINATION BY RETIREMENT. If a Participant's employment terminates during an Offering Period because of Retirement of the Participant, the Participant may, at his election by written notice to the Company, either
(i) exercise his option as of his Retirement date, in which event the Company shall apply the balance of his Account to the purchase, at the Option Price, of whole shares of Common Stock and refund the excess, if any, or (ii) request payment of the balance of his Account, in which event the Company


                                Exhibit 10.1-5
promptly shall make such payment, without interest thereon, and thereupon his interest in and option under this Plan shall terminate. If the Participant elects to exercise his option, the date of his Retirement shall be deemed to be the Exercise Date for the purpose of computing the Option Price.

          (c) TERMINATION BY DEATH OR TOTAL DISABILITY. If a Participant dies or suffers a Total Disability during an Offering Period, the Participant or his Personal Representative, as the case may be, by written notice to the Company, may either (i) exercise the Participant's option as of the date of death or Total Disability, in which event the Company shall apply the balance of his Account to the purchase, at the Option Price, of whole shares of Common Stock and refund the excess, if any, or (ii) request payment of the balance of the Participant's Account, in which event the Company promptly shall make such payment to the Participant or his Personal Representative, and thereupon the Participant's interest in and option under this Plan shall terminate. If the option is exercised, the date of death or Total Disability shall be deemed to be the Exercise Date for the purpose of computing the Option Price. If the Company does not receive such notice within 90 days of the date of Participant's death or Total Disability, the Participant or his Personal Representative shall be conclusively presumed to have elected alternative (ii) above and requested the payment of the balance of the Participant's Account.

     8. RESTRICTION UPON ASSIGNMENT. An option granted under this Plan shall not be transferable otherwise than by will or the laws of descent and distribution pursuant to Section 7(c) hereof, and is exercisable during the Participant's lifetime only by the Participant (or his Personal Representative in the event of the Participant's Total Disability). The Company will not recognize any assignment or purported assignment by a Participant of his option or of any rights under his option or under this Plan.

     9. NO RIGHTS AS SHAREHOLDER. With respect to shares of Common Stock subject to an option, a Participant shall not be deemed to be a shareholder and shall not have any of the rights or privileges of a shareholder until a certificate for shares of Common Stock has been issued to the Participant following the exercise of his option.

     10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. If the outstanding shares of Common Stock are increased, decreased or changed into, or exchange for, a different number or kind of shares or securities of the Company through a reorganization or merger in which the Company is the surviving entity, or through a combination, recapitalization, reclassification, stock split, stock dividend, stock consolidation or otherwise, an appropriate adjustment shall be made in the number and kind of shares that may be issued under this Plan.

          Upon the dissolution or liquidation of the Company, or upon a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of all or substantially all of the property of the Company to another corporation, this Plan shall terminate, and any outstanding options shall terminate and the Company thereupon will


                                Exhibit 10.1-6
promptly refund the balance of the Participants' Accounts to the Participants, without interest thereon, unless (i) the Committee shall determine, in its sole and absolute discretion, that any or all options under this Plan shall accelerate and become immediately exercisable or (ii) provision shall be made in connection with such transaction for the assumption of options theretofore granted hereunder, or the substitution for such options or new options covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to number and kind of shares and prices. If the Committee determines to accelerate any or all of the options, the acceleration date designated by the Committee shall be deemed to be the Exercise Date for the purpose of computing the option price of the accelerated option.

          In so adjusting Common Stock to reflect such changes, or in determining that no such adjustment is necessary, the Committee may rely upon the advice of independent counsel and accountants of the Company, and the determination of the Committee shall be conclusive. No fractional shares of stock shall be issued under this Plan on account of any such adjustment.

     11. USE OF FUNDS; NO INTEREST PAID. All amounts withheld from Participants' paychecks hereunder and credited to their Accounts will be included in the general funds of the Company free of any trust or other restriction and may be used by the Company for any corporate purpose. Under no circumstances shall interest on such amounts be paid to any Participant or credited to his Account.

     12. AMENDMENT OF THIS PLAN. The Board may amend, suspend or terminate this Plan at any time and from time to time; provided, however, that, if any amendment would (i) materially increase the benefits accruing to Participants under this Plan, (ii) materially increase the aggregate number of shares of Common Stock that may be issued under this Plan, or (iii) materially modify the requirements as to eligibility for participation in this Plan, then to the extent required by Rule 16b-3 under the Exchange Act to secure benefits thereunder or to avoid liability under Section 16 of the Exchange Act (and Rules thereunder) or required under Section 423 of the Code or any other applicable law, or deemed necessary or advisable by the Board, such amendment shall be subject to shareholder approval.

     13. ADMINISTRATION BY COMMITTEE; RULES AND REGULATIONS. This Plan may, in the direction of the Company, be administered by a committee composed of not less than two directors of the Company (the "Committee"), each of whom shall be a "disinterested person" as such term is defined in Rule 16b-3(c)(2)(i) under the Exchange Act or any successor provision of the Exchange Act so that the Committee members are qualified to administer this Plan under such provision. Each member shall serve for a term commencing on a date specified by the Board and continuing until he dies or resigns or is removed from office by the Board. The Committee shall have the power to make, amend and repeal rules and regulations for the interpretation and administration of this Plan consistent with the qualification of this Plan under Section 423 of the Code and consistent with Rule 16b-3 under the Exchange Act.


                                 Exhibit 10.1-7

     14. EFFECTIVE DATE. The Plan shall become effective as of August 1, 1996, subject to approval by the holders of the majority of the Common Stock present and represented at a special or annual meeting of the stockholders held prior to August 1, 1996.

     15. TERM. No option may be granted during any period of suspension nor after termination of this Plan, and in no event may any option be granted under this Plan after the date on which all of the Common Stock available under this Plan has been purchased.

     16. EFFECT UPON OTHER PLANS. The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company or any Subsidiary (a) to establish any other forms of incentives or compensation for employees of the Company or any Subsidiary or (b) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose.

     17. HEADINGS. Headings are provided herein for convenience only and shall not serve as a basis for interpretation or construction of this Plan.

     18. GOVERNING LAW; SEVERABILITY. This Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of California. If any provisions shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue to be in full force and effect.

     19. NO EMPLOYMENT RIGHTS. The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an Employee's employment at any time.

     20. EFFECT OF PLAN. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Employee participating in the Plan, including, without limitation, such Employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Employee.


                                Exhibit 10.1-8

     This Plan is adopted February 14, 1996, effective however as of the Effective Date.



                               INFERENCE CORPORATION



                               By:  /s/ William D. Griffin
                                    -----------------------------------------
                                    William D. Griffin, Senior Vice President
                                    and Chief Financial Officer


                                Exhibit 10.1-9